CONFIDENTIAL SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

1.   Dr. Ira Lawrence (“Employee”) was employed by SciClone Pharmaceuticals, Inc. (the “Company”) as of June 1, 2005 (the “Employment Date”) pursuant to the terms of an employment agreement of the same date (the “Employment Agreement”). Employee has decided to voluntarily terminate the employment relationship and the Company has accepted Employee’s decision to do so. It is the Company’s desire to provide Employee with certain benefits that he would not otherwise be entitled to receive upon his termination of employment and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee (the “Effective Date”), provided that Employee has not revoked this Agreement (by written notice to Howard Clowes, DLA Piper) prior to that date. Capitalized terms not otherwise defined by this Agreement shall have the meaning assigned to such terms by the Employment Agreement.

2.   Employee’s employment relationship with the Company is hereby terminated effective as of June 2, 2006 (the “Termination Date”). Employee will continue in his role as the Company’s president and chief executive officer until June 2, 2006.

3.   In exchange for the promises contained herein, the Company shall provide Employee with the following benefits after this Agreement becomes effective:

(a)   One-half of that portion of the Target Bonus (as initially described in the Employment Agreement) established by the Compensation Committee of the Company’s Board of Directors (the “Board”) for Employee’s services in 2006 that would otherwise be earned by employee on the basis of the extent to which the performance goals established by the compensation Committee for 2006 have been satisfied. Such amount will be payable at the same time as other management annual bonuses for 2006 are paid;

(b)   Notwithstanding the provisions in the Employment Agreement that Employee will repay the New Hire Bonus in its entirety if he resigns from employment prior to the second anniversary of his Employment Date, Company will not require repayment of the New Hire Bonus so long as Employee remains available and willing to provide consulting services to the Company in compliance with the terms regarding consulting as provided in a consulting agreement to be entered into for the period beginning on June 2, 2006 and ending on May 31, 2007 (the “Consulting Period”). In the event Employee advises the Company that he will not be available to consult with the Company throughout the entire Consulting Period, or due to a conflict of interest or Employee’s failure to adequately perform such services as determined by the Company in its commercially reasonable discretion, Employee will be required to repay a pro rata portion of the New Hire Bonus. The pro rata repayment of the New Hire Bonus will be based upon the term of Employee’s active employment with the Company (12 months) plus the period of time Employee actually was available to provide consulting services. By way of example only, if Employee ceased being available to provide consulting services as of February 1, 2007, Employee would be required to repay four twenty-fourths (4/24) of the $100,000 New Hire Bonus. Such repayment must be paid in a lump sum within thirty (30) days of the last day that Employee was available for the provision of consulting services;

(c)   If Employee is covered under the Company’s group health plan as of the Termination Date and he timely elects to continue his group coverage pursuant to federal/state law (COBRA), the Company will pay the applicable COBRA premiums as COBRA is provided in accordance with the terms of the applicable plans and the law until the earlier of (i) the second anniversary of the Termination Date, or (ii) the date Employee is eligible to obtain group health coverage under another employer’s group health plan. In addition, during the specified period, Company will continue to pay the premiums for dental, life and such similar benefit policies as Dr. Lawrence was eligible for as an employee. Thereafter, Employee will be solely responsible for the timely payment of the COBRA premiums;

(d)   Employee will, on June 2, 2006, vest in 100,000 option shares subject to the First Option. Employee has also vested in 100,000 option shares subject to the Second Option. Further vesting under the First Option and the Second Option, as well as any and all other options granted to Employee in his capacity as an Employee, shall cease as of the Termination Date. In addition, Employee will be entitled to exercise his vested options, as described herein, for as long as Employee continues to be available to provide consulting services to the Company, or services as a member of the Board and for three (3) months after Employee ceases to be available to provide such services;

(e)   Employee will be nominated to continue to serve as a member of the Board for an additional term (that is, for a term extending through the date of the Company’s Annual Stockholder Meeting in calendar year 2007); such nomination will be included in the current proxy statement, and Company management shall, insofar as the same is consistent with the exercise of its fiduciary duties, support the re-election of the Employee to its Board of Directors. In his capacity as a director, Employee will receive compensation on the same terms and conditions as other non-employee members of the Board. Provided that Employee is elected to serve for such additional term, Employee will be entitled to receive an “Annual Option” for 30,000 option shares on the date of the 2006 Annual Meeting in accordance with the terms and conditions of the Company’s 2004 Outside Directors Stock Option Plan (“2004 Outside Directors Plan”). However, Employee shall not be entitled to receive an “Initial Option” within the meaning of the 2004 Outside Directors Plan as a result of his continuing to serve as a non-employee member of the Board following the Termination Date;

(f)   The Company will promptly reimburse Employee for relocation expenses incurred by Employee for his move from the San Francisco Bay Area to Chicago. Such reimbursement is not expected to exceed Fifteen Thousand Dollars ($15,000.00). All expenses incurred to the maximum amount noted herein must be submitted (along with appropriate documentation) and reimbursed not later than December 31, 2006;

(g)   If the Company can cause its 2006 matching contribution to Employee’s account in the Company’s 401k Plan to vest without requiring an amendment to the 401k Plan or incurring unreasonable expense or penalties and without jeopardizing the 401k Plan’s qualified status, then the Company shall cause such vesting to occur;

(h)   As part of the Employment Agreement, the Company provided Employee with its standard form of indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement applicable to the Employee will remain in effect, without any amendment thereto, until the Termination Date. The Company agrees that it will obtain tail coverage under its Directors and Officers liability policy substantially identical in term and scope to the current coverage, relative to Employee, and shall continue to provide all the Delaware corporate law exculpations it has historically provided, each of which shall remain in effect, without amendment, for the three year period following the Termination Date; and

(i)   Employee and Company agree that Employee shall be available to provide consulting services to the Company during the Consulting Period (as defined in paragraph 3(b) herein) in accordance with the following terms as well as those set forth in the Consulting Agreement which the parties will enter into on or prior to June 2, 2006 and which shall provide that unless approved in writing by the Compensation Committee of the Board, compensation for consulting services shall not exceed $59,999 in any calendar year.

Employee acknowledges that as of the Termination Date, the Company shall pay him all wages and accrued, unused vacation that Employee earned during his employment with the Company through the Termination Date. Employee understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 3.

4.   Employee and his successors and assigns release the Company and its related entities, past and present affiliates, shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns (the “Released Parties”) of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the Termination Date, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law.

5.   Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any right which he has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims.

As additional consideration for the compensation and benefits described in this Agreement, Employee agrees that he will affirm and extend this Release of Claims for the period beginning on the date this Agreement is initially signed and ending on the Termination Date by re-signing this Agreement in the space at the end of the Agreement on or shortly following the Termination Date.

6.   This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Employee, by this Agreement, is advised to consult with an attorney before executing this Agreement.

Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Agreement; (c) that Employee has obtained and considered such legal counsel as Employee deems necessary; (d) that Employee has been given up to twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) that by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.

This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by Howard Clowes, DLA Piper, by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The benefits described above shall become due and payable in accordance with paragraph 3, provided this Agreement has not been revoked.

This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

7.   Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions and/or confidentiality agreements between the Company and Employee. On or before the Termination Date, Employee will return to the Company, in good working condition, all Company property and equipment that is in Employee’s possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, and all documents (and any copies thereof) that Employee prepared or received in the course of his employment with the Company.

8.   Except to the extent that some or all of this Agreement is, or may be, required to be disclosed in the Company’s SEC filings, Employee agrees that he shall not directly or indirectly disclose any of the previously undisclosed terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Employee further agrees that he will not, at any time in the future, make any untrue, critical or disparaging statements about the Company, its products, services or its employees, unless such statements are made truthfully in response to any governmental investigation, whether formal or informal, or any subpoena or other legal process. The Company also agrees that it will not, at any time in the future, make any untrue, critical or disparaging statements about the Employee, unless such statements are made truthfully in response to any governmental investigation, whether formal or informal, or any subpoena or other legal process.

9.   Employee agrees that for a period of one (1) year following the Termination Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee of the Company to terminate his employment with the Company.

10.         The Employee shall not interfere with the Company’s relationships with current or prospective employees, suppliers, customers, investors or business partners known or disclosed to the Employee during the course of Employee’s employment with the Company. Specifically, the Employee agrees Employee will not act in any manner that Employee knows or reasonably should know will result in damage to the business or reputation of the Company, except to the extent that such action is required or permitted by the terms of paragraph 8.

11.          In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in that action.

12.          Employee and the Company understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either Party of any fault or liability whatsoever to the other party or to any third party.

13.          Each party represents that it has been advised of its right to consult with an attorney and to seek legal representation of its choosing in the execution of this Agreement, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14.           This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any stock option agreements between the parties, the Indemnification Agreement and any agreements described in paragraph 7. This Agreement may be modified or amended only with the written consent of Employee and an authorized officer of the Company, provided, however, that the Company may amend or modify this Agreement in order to comply with the provisions of Section 409A of the Internal Revenue Code, to the extent applicable. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 3.

Dated: April 23, 2006	/s/ Dr. Ira Lawrence

Dr. Ira Lawrence

SciClone Pharmaceuticals, Inc.

Dated: April 23, 2006	By:	/s/ Dean Woodman

Dean Woodman

	Its:	Chairman of the Board of Directors

By re-signing this Agreement on or shortly before the Termination Date, Employee hereby agrees to extend the Release of Claims set forth in the above to include any claims arising through and including the Termination Date.

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